UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2021

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2050 W. Sam Houston Parkway South, Suite 1300, Houston, Texas 77042
(Address of principal executive offices and Zip Code)

(832) 308-4000
(Registrant’s telephone number, including area code)

 Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	CATM	The NASDAQ Stock Market LLC

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Acquisition Agreement

On January 25, 2021, Cardtronics plc, a public limited company incorporated under the laws of England and Wales (the “Company” or “Cardtronics”), entered into an Acquisition Agreement (the “Acquisition Agreement”), with NCR Corporation, a Maryland corporation (“BidCo”) and, solely for purposes of Section 8.2, Section 8.4 and Article IX of the Acquisition Agreement, Cardtronics USA, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Company Sub”), pursuant to which BidCo has agreed to acquire the Company by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 (the “Scheme”) for $39.00 per share (the “Per Share Consideration”), subject to the terms and conditions of the Acquisition Agreement (such transaction, the “Acquisition”). The board of directors of the Company (the “Board”) has approved the Acquisition Agreement and the transactions contemplated thereby, including the Acquisition. Douglas Braunstein is a member of the Board and the Managing Partner and Founder of Hudson Executive Capital, an approximate 19.4% shareholder of the Company, and he has abstained from all discussions and approvals in connection with the proposed transaction to date.

Pursuant to the Scheme and subject to the terms and conditions of the Acquisition Agreement, on the effective date of the Acquisition, BidCo (or its nominee) shall acquire all of the Company’s issued and to be issued ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”) other than (a) Ordinary Shares legally or beneficially held by BidCo or any of its subsidiaries (or any nominee on their behalf) and (b) any Ordinary Shares held in treasury or owned, directly or indirectly, by the Company or any of its subsidiaries, none of which will be covered by the Scheme.

Pursuant to the Acquisition Agreement, immediately prior to the effective date of the Acquisition (the “Effective Date”), each then-outstanding (a) option to purchase Ordinary Shares (each, an “Option”) granted under any director or employee stock option or compensation plan or arrangement of the Company (such plans or arrangements, collectively, the “Company Share Plans”) prior to calendar year 2021 that vests and is paid out immediately prior to the Effective Date in accordance with its terms as in effect of the date of the Acquisition Agreement (each, a “Cash Out Option”), (b) award for restricted stock units with respect to Ordinary Shares that vests solely based on the passage of time (each, a “Company RSU”) granted under any Company Share Plan prior to calendar year 2021 that either vests and is paid out (except as required under Section 409A of the U.S. Internal Revenue Code) immediately prior to the Effective Date in accordance with its terms as in effect on the date of the Acquisition Agreement or is held by a director of the Company (each, a “Cash-Out Company RSU”) and (c) award for restricted stock units with respect to Ordinary Shares that vests based on both performance and the passage of time (each, a “Company PSU”) granted under any Company Share Plan prior to calendar year 2021 that vests and is paid out (except as required under Section 409A of the U.S. Internal Revenue Code) immediately prior to the Effective Date in accordance with its terms as in effect on the date of the Acquisition Agreement (each, a “Cash-Out Company PSU”) in each case, whether or not vested, shall automatically and without any action on part of the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to: (i) in the case of Cash-Out Options, the product of the excess, if any of the Per Share Consideration over the applicable exercise price per Ordinary Share of such Cash-Out Option and the number of Ordinary Shares subject to such Cash-Out Option; (ii) in the case of an award for Cash-Out Company RSUs, the product of the Per Share Consideration and the number of Ordinary Shares subject to such Cash-Out Company RSU award; and (iii) in the case of an award for Cash-Out Company PSUs, the product of the Per Share Consideration and the number of Ordinary Shares subject to such Cash-Out Company PSU award (with such number of Ordinary Shares based on the greater of the target level achievement and the actual level of achievement of any performance goals to account for any shortened period as determined by the Board immediately prior to the effective date of the Acquisition based on prorated performance goals); in each case, payable (without any crediting of interest for the period from the effective date of the Acquisition through the date of payment) as soon as reasonably practicable (but no later than the first payroll date) after the effective date of the Acquisition (or such later date as required by Section 409A of the U.S. Internal Revenue Code).

Additionally, pursuant to the Acquisition Agreement, immediately prior to the Effective Date, each then-outstanding (a) Option that was granted under any Company Share Plan that is not a Cash-Out Option, including each Option that was granted in calendar year 2021 (each, a “Rollover Option”), (b) award for Company RSUs that was granted under any Company Share Plan that is not a Cash-Out Company RSU, including each Company RSU that was granted in calendar year 2021 (each, a “Rollover Company RSU”) and (c) award for Company PSUs that was granted under any Company Share Plan that is not Cash-Out Company PSU, including any Company PSU that was granted in calendar year 2021 (each, a “Rollover Company PSU”), shall automatically and without any action on part of the holder thereof, be assumed by BidCo and converted into: (i) in the case of Rollover Options, an option to purchase, on the same terms and conditions as were applicable under such Rollover Option (other than terms that are rendered inoperative by the transactions contemplated by the Acquisition Agreement), the number of shares of BidCo common stock, par value $0.01 per share (“BidCo Common Stock”) (rounded down to the nearest whole number of shares), equal to the product of the number of Ordinary Shares subject to such Rollover Option and the Equity Award Exchange Ratio (as defined below), at an exercise price per share of BidCo Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing the exercise price per Ordinary Share of such Rollover option by the Equity Award Exchange Ratio; (ii) in the case of Rollover Company RSUs, on substantially the same terms and conditions as were applicable under such Rollover Company RSU award, an award for restricted stock units with respect to a number of shares of BidCo Common Stock (rounded up to the nearest whole number of shares) equal to the product of the number of Ordinary Shares subject to such Rollover Company RSU award and the Equity Award Exchange Ratio; and (iii) in the case of Rollover Company PSUs, on substantially the same terms and conditions as were applicable under such Rollover Company PSU award (but excluding any performance conditions), an award for restricted stock units with respect to a number of shares of BidCo Common Stock (rounded up to the nearest whole number of shares) equal to the product of the number of Ordinary Shares subject to such Rollover Company PSU award (with such number of Ordinary Shares based on the greater of the target level achievement and the actual level of achievement of any performance goals as determined by the Board immediately prior to the Effective Date based on pro-rated performance goals to account for any shortened performance period) and the Equity Award Exchange Ratio. “Equity Award Exchange Ratio” means the quotient obtained by dividing the Per Share Consideration by the volume weighted average of the closing prices of BidCo Common Stock for the ten (10) full consecutive days ending on and including the third (3rd) trading day prior to the Effective Date.

The Company has made customary representations, warranties and covenants in the Acquisition Agreement, including, among others, covenants: (a) to conduct its business in the ordinary course of business during the interim period between the execution of the Acquisition Agreement and the consummation of the proposed transaction and (b) not to engage in specified types of transactions or take specified actions during such period unless agreed to in writing by BidCo. The Company also agreed to use its reasonable efforts to deliver to BidCo, as promptly as possible after the date of the Acquisition Agreement, an irrevocable undertaking to vote (or, where applicable, to cause to vote) in favor of the resolutions relating to the Acquisition, duly executed by each of Hudson Executive Capital (collectively with its affiliated entities party to such undertaking, “HEC”) and Douglas Braunstein (in his capacity as a director on the Board) (collectively, the “HEC Undertakings”). A form of each HEC Undertaking is set forth as Exhibit A and Exhibit B to the Acquisition Agreement, filed with this Form 8-K as Exhibit 2.1.

The Company is not permitted, among other things, to (i) initiate, solicit, or knowingly encourage or facilitate any inquiries, proposals or offers with respect to, or the making of, or that could reasonably be expected to lead to, any “Acquisition Proposal” (as defined in the Acquisition Agreement), (ii) enter into, continue or otherwise participate or engage in, facilitate or encourage, any negotiations or discussions concerning, or that could reasonably be expected to lead to, an Acquisition Proposal, or provide access to its properties, books and records or any information or data relating to any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any Person (other than BidCo) with respect to the Company or any of its subsidiaries, (v) take any action to make the provisions of any takeover law, or any restrictive provision of any applicable anti-takeover provision in the Company’s organizational documents, inapplicable to any transactions contemplated by any Acquisition Proposal, (vi) execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement with respect to any Acquisition Proposal or (vii) authorize any of, or commit or agree to do any of, the foregoing. However, subject to the satisfaction of certain conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Acquisition Agreement, include changing the recommendation of the Board following receipt of a “Superior Proposal” (as defined in the Acquisition Agreement) or after an “Intervening Event” (as defined in the Acquisition Agreement) if the Board has concluded in good faith after consultation with its outside legal counsel that the failure to effect a change of recommendation or termination of the Acquisition Agreement would violate the Board’s fiduciary duties under applicable law.

Each party’s obligation to implement the Scheme is conditional upon, among other conditions, the following: (a) the Scheme shall have been approved by a majority in number representing not less than seventy-five percent (75%) in value of the shareholders of the Company who are on the register of members of the Company (or the relevant class or classes thereof) as of the record date, present and voting (and who are entitled to vote) at the meeting of the shareholders convened by order of the High Court of Justice in England and Wales (the “Court”) to consider and vote on the Scheme and at any separate class meeting which may be required; (b) the resolutions required to implement the Scheme shall have been duly passed by the requisite majority of the shareholders of the Company at the general meeting of the shareholders; (c) the Court shall have sanctioned the Scheme (with or without modification (but subject to any modification being on terms acceptable to BidCo and the Company)); and (d) the waiting period (and any extension thereof) under applicable antitrust laws shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained. Each of the Company and BidCo must perform or comply in all material respects with all required agreements and covenants on or prior to the date of the Court Hearing (as defined under the Acquisition Agreement).

The Acquisition Agreement may be terminated by mutual written consent of the parties. The Acquisition Agreement also contains certain customary termination rights, including, among others, the right of either party to terminate if (a) the consummation of the Acquisition does not occur on or before October 25, 2021, (b) if the Scheme is not sanctioned by the Court at the Court Hearing, (c) if the shareholders meetings have been held and completed but the requisite votes of the shareholders of the Company have not been obtained, (d) if a governmental entity issues an injunction preventing the Acquisition, and (e) in the event of an uncured breach of the Acquisition Agreement by the other party that results in a condition to closing not being capable of satisfaction. The Acquisition Agreement also includes a “fiduciary out” which enables the Company to terminate the Acquisition Agreement to accept a Superior Proposal prior to the shareholder meetings, subject to the Company’s compliance with the terms of the Acquisition Agreement. In addition, BidCo may terminate the Acquisition Agreement if the Board has effected a Change in Recommendation (as defined in the Acquisition Agreement), subject to the Company’s compliance with the terms of the Acquisition Agreement. In the event that the Acquisition Agreement is terminated under certain specified circumstances, Company Sub is required to reimburse NCR for the Apollo Termination Fee (as defined below) within five business days of such termination.

The Company will be required to pay BidCo a termination fee in the amount of $36,911,410 (the “Company Termination Fee”) in the following circumstances: (i) if the Company terminates the Acquisition Agreement to accept a superior proposal; (ii) if the Board changes its recommendation in connection with a superior proposal or an intervening event; and (iii) if an acquisition proposal is made for the Company or has become publicly known prior to the shareholder meetings, and the Acquisition Agreement is terminated under certain circumstances and within twelve months after such termination the Company enters into a definitive agreement to sell more than 50% of its capital stock or assets, or consummates such a transaction, the Company will be required to pay BidCo the Company Termination Fee at the earlier of the entry into such definitive agreement and two (2) Business Days from the consummation of such transaction (provided that, if BidCo terminates the Acquisition Agreement for material breach by the Company of the Acquisition Agreement and an acquisition proposal is made for the Company prior to such termination, the Company must pay BidCo an amount equal to $18,455,705 at or prior to the time of such termination, which amount shall reduce the amount of the Company Termination Fee that later becomes payable upon entry into a definitive agreement or consummation of a transaction as described in (iii)).

It is expected that, subject to the satisfaction or waiver of all relevant conditions, the proposed transaction will be completed in the first half of calendar year 2021.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 2.1 and incorporated by reference herein.

Irrevocable Undertakings

On January 25, 2021, following the termination of the Apollo Acquisition Agreement (as defined below) in accordance with its terms, each member of the Board that holds Ordinary Shares (other than Douglas Braunstein) delivered to the Company a deed of irrevocable undertaking (collectively, the “Director Undertakings”) under which each such director agrees, among other things, to vote his or her Ordinary Shares in favor of the Acquisition and against any proposal that would impede or frustrate the Acquisition. The Director Undertakings represent an aggregate of 408,430 Ordinary Shares, or approximately 0.9% of the outstanding Ordinary Shares as of January 21, 2021.

The Director Undertakings will terminate in certain circumstances.

The foregoing description of the Director Undertakings is qualified in its entirety by reference to the full text of such undertakings. A Form of Director Undertaking is filed with this Form 8-K as Exhibit 10.1, which is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Prior to entering into the Acquisition Agreement, the Company delivered to Catalyst Holdings Limited, a private limited company incorporated under the laws of England and Wales (“Apollo”) and affiliated with investment funds managed by affiliates of Apollo Global Management, Inc., a written notice terminating the Acquisition Agreement, dated as of December 15, 2020, by and between the Company and Apollo (the “Apollo Acquisition Agreement”), pursuant to the terms of the Apollo Acquisition Agreement. In connection with the termination of the Apollo Acquisition Agreement, BidCo or one of its affiliates has paid, on behalf of the Company, a termination fee of $32.6 million to Apollo in accordance with the terms of the Apollo Acquisition Agreement (the “Apollo Termination Fee”).

7.01 Regulation FD Disclosure

On January 25, 2021, the Company and NCR issued a joint press release announcing the execution of the Acquisition Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 25, 2021, the Company sent a communication to its employees relating to the proposed transaction. The full text of the communication is attached as Exhibit 99.2 and incorporated by reference herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Acquisition Agreement.*
10.1	Form of Director Undertaking.
99.1	Press release.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).
*The schedules/exhibits have been omitted from this filing pursuant to Item 601(b)(2) and (10) of Regulation S-K, as applicable. The Company will furnish copies of any such schedules or exhibits to the SEC upon request.

Additional Information and Where to Find It

This Form 8-K may be deemed solicitation material in respect of the proposed acquisition of Cardtronics by NCR Corporation (“NCR”). This Form 8-K does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Cardtronics plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. Cardtronics may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Cardtronics with the SEC.

BEFORE MAKING ANY VOTING DECISION, CARDTRONICS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY CARDTRONICS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Cardtronics’ shareholder meetings to approve the proposed transaction, the scheme of arrangement or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Cardtronics’ proxy statement (including the scheme documentation). Shareholders may obtain a free copy of the proxy statement and other documents Cardtronics files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Cardtronics makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the scheme of arrangement, subject to the terms and conditions of the Acquisition Agreement, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Cardtronics and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Cardtronics’ shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Cardtronics’ directors and executive officers in Cardtronics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on April 1, 2020. To the extent the holdings of Cardtronics’ securities by Cardtronics’ directors and executive officers have changed since the amounts set forth in Cardtronics’ proxy statement for its 2020 annual general meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of Cardtronics’ website at ir.cardtronics.com.

Forward Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” "may," and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Cardtronics intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act.

Statements that describe or relate to Cardtronics’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, statements regarding Cardtronics’ plans to manage its business through the novel strain of the coronavirus identified in late 2019 (“COVID-19”) pandemic and the health and safety of its customers and employees; the expected impact of the COVID-19 pandemic on Cardtronics’ operating goals and actions to manage these goals; expectations regarding cost and revenue synergies; expectations regarding Cardtronics’ cash flow generation, cash reserve, liquidity, financial flexibility and impact of the COVID-19 pandemic on Cardtronics’ employee base; expectations regarding Cardtronics’ ability to capitalize on market opportunities; Cardtronics’ financial outlook; the effect of the announcement of the proposed transaction on the ability of Cardtronics to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Cardtronics does business, or on Cardtronics operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Cardtronics to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction; and the potential benefits of an acquisition of Cardtronics.

Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of Cardtronics’ Annual Report on Form 10-K filed with the SEC on March 1, 2020, and those factors detailed from time to time in Cardtronics’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there can be no assurance that a transaction with Cardtronics will be agreed to or occur, and if agreed, the terms of any such transaction. Cardtronics does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ Gary W. Ferrera
Gary W. Ferrera
Chief Financial Officer
January 25, 2021